Exhibit 99.1

Contact Information:
Thomas Song
Managing Vice President
Tower Group, Inc.
212-655-4789
tsong@twrgrp.com

Tower Group, Inc. Reports Record Results in Third Quarter of 2007;

Net Income Up 70.1%

NEW YORK -- November 7, 2007 -- Tower Group, Inc. (NASDAQ: TWGP) today reported net income of $14.4 million and diluted earnings per share of $0.62 for the third quarter of 2007.  For the first nine months of 2007, Tower reported net income of $38.4 million ($1.65 per diluted share).

Key Highlights (all percentage increases compare the third quarter of 2007 to the same period in 2006):

•	Record quarterly net income of $14.4 million; up 70.1%.
•	Diluted earnings per share up 47.6%.
•	Strong top line growth resulted in revenues of $112.0 million; up 53.4%.
•	Commission and fee based revenue increased 99.6%; Net investment income up 62.3%.
•	Retention rate remains solid; 88% for personal lines and 77% for commercial lines.
•	Continued underwriting profitability; combined ratio of 83.4%.

GAAP Financial Summary ($ in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Gross premiums written	$127,671	$99,810	$387,387	$311,597
Premiums produced by TRM	23,433	1,408	24,094	10,270
Net premiums written	66,759	51,660	184,475	180,011
Net premiums earned	73,124	52,366	207,542	168,908
Total commission and fee income	29,337	14,700	64,547	36,654
Net investment income	9,615	5,923	27,016	15,875
Net realized (losses) gains on investments	(62)	32	10	(84)

Total revenues	112,014	73,021	299,115	221,353
Other income	746	418	4,874	12,852
Net Income	14,384	8,456	38,391	27,251
Earnings per share – Basic	$0.63	$0.43	$1.67	$1.38
Earnings per share – Diluted	$0.62	$0.42	$1.65	$1.36
Return on Average Equity	19.6%	20.2%	20.4%	22.8%

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. stated, “During the quarter, we were able to utilize our unique hybrid business model to support our growth as well as generate greater commission income.  The result was an increase in our return on equity to nearly our target level of 20%.  Despite soft market conditions in our industry, we continue to be successful in identifying profitable market segments for our products which is yielding very strong top line growth while maintaining our underwriting discipline. For these reasons, we believe we are well positioned to continue to profitably grow our business for the remainder of the year and into 2008.”

Gross premiums written in the insurance and reinsurance segments increased to $127.7 million in the third quarter, which was 27.9% higher than in the third quarter of 2006. This growth was primarily driven by the addition of Preserver Group, Inc. business, a 15.7% increase in policies in force over the past year (excluding the effect of the Preserver acquisition) and premium increases on renewed business in the insurance segment which averaged 9.3% for personal lines and 2.4% for commercial lines.

Total revenues increased 53.4% to $112.0 million in the third quarter of 2007 as compared to $73.0 million for the same period in 2006. Net premiums earned represented 65.3% of total revenues for the three months ended September 30, 2007 compared to 71.7% for the same period in 2006. During the third quarter of 2007, we produced $23.4 million in premiums on behalf of CastlePoint Insurance Company through our insurance services segment resulting in $7.5 million of fee income. The ceding commission revenue from ceded quota share premiums earned and increase in insurance services revenue were the principal sources of the increase in total commission and fee income, which grew by 99.6% to $29.3 million in the third quarter of 2007 compared to $14.7 million in the third quarter of 2006.

Net investment income increased by 62.3% to $9.6 million for the three months ended September 30, 2007 compared to $5.9 million for the same period in 2006. On a tax equivalent basis, the yield was 5.9% as of September 30, 2007 compared to 5.6% as of September 30, 2006.

At September 30, 2007, an unrealized loss position for various mortgage and real estate related equity securities was $10.4 million.  As part of its impairment testing, the Company considered all relevant factors including the short length of time the investments have had an unrealized loss.  This leads us to the conclusion that any impairment in the value of these securities should be considered to be of a temporary nature at the current time.

Gross loss and loss adjustment expenses and the gross loss ratio for the insurance and reinsurance segments combined for the three months ended September 30, 2007 were $69.9 million and 50.4%, respectively, compared to $49.1 million and 53.1%, respectively, in the same period in 2006. The net loss ratio for the combined segments was 54.7% in the three months ended September 30, 2007 and 58.0% in the same period in 2006.

Operating expenses increased by 67.9% to $47.7 million for the three months ended September 30, 2007 from $28.4 million for the same period in 2006. Our gross expense ratio was 29.2% for the three months ended September 30, 2007 as compared with 28.8% for the same period in 2006.

Additional Highlights and Disclosures:

Dividend Declaration

Tower Group, Inc. announced today that the Company's Board of Directors approved a quarterly dividend of $0.05 per share payable December 27, 2007 to stockholders of record as of December 14, 2007.

2007 Guidance

We believe we are well positioned to support our premium growth and to generate commission and fee income to augment our return on equity.  We continue to anticipate increasing earnings for the last quarter of the year.  For the fourth quarter, we project net income to be in a range between $17 million and $19 million. We project Tower's diluted earnings per share in the fourth quarter to be in the range between $0.75 and $0.85 per diluted share. For the full year, we anticipate net income to be in a range between $55 million and $57 million and diluted earnings per share to be between $2.40 and $2.50 for the year. These projections do not include any amounts for realized capital gains or losses.

About Tower Group, Inc.

Tower Group, Inc. offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses. Tower Group's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project", "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit Tower's website at
http://www.twrgrp.com/.

Insurance Overall Results of Operations
Insurance and Reinsurance Segments
Third Quarter
($ in thousands)

	Three Months Ended
	September 30,
Revenues	2007	2006	(%) Change
Premiums earned
Gross premiums earned	$138,752	$92,527	50.0%
Less: Ceded premiums earned	(65,628)	(40,162)	63.4%
Net premiums earned	73,124	52,365	39.6%
Ceded commission revenue	19,601	13,171	48.8%
Policy billing fees	599	286	109.4%
Total Revenues	93,324	65,822	41.8%

Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	69,888	49,100	42.3%
Less: Ceded loss and loss adjustment expenses	(29,881)	(18,709)	59.7%
Net loss and loss adjustment expense	40,007	30,391	31.6%
Underwriting Expenses
Commissions paid to producers	22,614	15,099	49.8%
Other underwriting expenses	18,551	11,824	56.9%
Total Underwriting Expenses	41,165	26,923	52.9%

Underwriting Profit	$12,152	$8,508	42.8%

Key Measures
Premiums written
Gross	$127,671	$99,810	27.9%
Ceded	(60,912)	(48,150)	26.5%
Net	$66,759	$51,660	29.2%
Loss Ratios
Gross	50.4%	53.1%
Net	54.7%	58.0%
Accident Year Loss Ratios
Gross	50.5%	53.6%
Net	55.4%	59.2%
Expense Ratios
Gross	29.2%	28.8%
Net	28.7%	25.7%
Combined Ratios
Gross	79.6%	81.9%
Net	83.4%	83.7%

Insurance Overall Results of Operations
Insurance and Reinsurance Segments
First Nine Months
($ in thousands)

	Nine Months Ended
	September 30,
Revenues	2007	2006	(%) Change
Premiums earned
Gross premiums earned	$378,000	$264,711	42.8%
Less: Ceded premiums earned	(170,458)	(95,803)	77.9%
Net premiums earned	207,542	168,908	22.9%
Ceded commission revenue	50,867	30,550	66.5%
Policy billing fees	1,444	825	75.0%
Total Revenues	259,853	200,283	29.7%

Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	194,056	150,974	28.5%
Less: Ceded loss and loss adjustment expenses	(79,528)	(45,948)	73.1%
Net loss and loss adjustment expense	114,528	105,026	9.0%
Underwriting Expenses
Commissions paid to producers	62,906	42,109	49.4%
Other underwriting expenses	50,768	33,508	51.5%
Total Underwriting Expenses	113,674	75,617	50.3%

Underwriting Profit	$31,651	$19,640	61.2%

Key Measures
Premiums written
Gross	$387,387	$311,597	24.3%
Ceded	(202,912)	(131,586)	54.2%
Net	$184,475	$180,011	2.5%
Loss Ratios
Gross	51.3%	57.0%
Net	55.2%	62.2%
Accident Year Loss Ratios
Gross	51.7%	57.5%
Net	55.4%	62.0%
Expense Ratios
Gross	29.7%	28.3%
Net	29.6%	26.2%
Combined Ratios
Gross	81.0%	85.3%
Net	84.8%	88.4%

Insurance Services Segment Results of Operations
($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue
Direct commission revenue from managing general agency	$8,028	$380	$9,088	$2,291
Claims administration revenue	524	688	1,624	2,572
Other administration revenue (1)	326	-	924	-
Reinsurance intermediary fees (2)	254	176	595	411
Policy billing fees	5	-	5	5
Total Revenues	9,137	1,244	12,236	5,279

Expenses
Direct commissions expense paid to producers	3,808	211	3,959	1,545
Other insurance services expenses	1,687	193	2,302	735
Claims expense reimbursement to TICNY (3)	520	687	1,618	2,556
Total Expenses	6,015	1,091	7,879	4,836
Insurance services pre-tax income (loss)	$3,122	$153	$4,357	$443
Premiums produced by TRM on behalf of issuing companies	$23,433	$1,408	$24,094	$10,270

(1)The other administration revenue includes amounts reimbursed by CPM for services rendered pursuant to a service and expense sharing agreement.

(2)The reinsurance intermediary fees include commissions earned for placement of reinsurance on behalf of TICNY and TNIC.

(3)Consists of underwriting expenses reimbursed to TICNY pursuant to an expense sharing agreement and to CPM pursuant to a service and expense sharing agreement.

Tower Group, Inc.
Consolidated Balance Sheets
	(Unaudited)
	September 30,	December 31,
	2007	2006
	($ in thousands, except par value and share amounts)
Assets
Fixed-maturity securities, available-for-sale, at fair value (amortized cost
$603,338 at September 30, 2007 and $416,642 at December 31, 2006)	$592,401	$414,567
Equity securities, available-for-sale, at fair value (cost $59,810 at
September 30, 2007 and $47,971 at December 31, 2006)	50,148	49,453
Total investments	642,549	464,020
Cash and cash equivalents	52,526	100,598
Investment income receivable	6,682	4,767
Agents' balances receivable	98,638	65,578
Assumed premiums receivable	472	77
Ceding commission receivable	3,469	3,237
Reinsurance recoverable	200,686	118,003
Receivable - claims paid by agency	6,842	5,186
Prepaid reinsurance premiums	132,736	94,063
Deferred acquisition costs net of deferred ceding commission revenue	39,408	35,811
Federal and state taxes recoverable	712	-
Deferred income taxes	22,394	-
Intangible assets	21,992	5,423
Goodwill	9,608	-
Fixed assets, net of accumulated depreciation	30,659	20,563
Investment in unconsolidated affiliate	31,906	27,944
Investment in statutory business trusts, equity method	3,036	2,045
Other assets	9,166	6,767
Total Assets	$1,313,481	$954,082
Liabilities
Loss and loss adjustment expenses	$487,627	$302,541
Unearned premium	282,069	227,017
Reinsurance balances payable	54,213	38,560
Payable to issuing carriers	13,320	662
Funds held as agent	6,068	8,181
Funds held under reinsurance agreements	40,724	51,527
Accounts payable and accrued expenses	17,078	18,267
Deferred rent liability	7,323	6,295
Payable for securities	336	2,922
Other liabilities	5,475	3,515
Federal and state income taxes payable	-	1,163
Deferred income taxes	-	1,255
Dividends payable	-	212
Subordinated debentures	101,036	68,045
Total Liabilities	1,015,269	730,162
Stockholders' Equity
Series A perpetual preferred stock ($0.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding at September 30, 2007; 40,000 shares issued and outstanding at December 31, 2006; liquidation preference of
$1,000 per share, net of $0.4 million of issuance costs)	-	39,600
Common stock ($0.01 par value per share; 40,000,000 shares authorized, 23,215,118 and 20,005,758 shares issued at September 30, 2007 and December 31, 2006, respectively, and 23,192,708 and 19,980,306 shares outstanding at
September 30, 2007 and December 31, 2006, respectively)	232	200
Paid-in-capital	205,182	113,168
Accumulated other comprehensive net loss	(13,869)	(437)
Retained earnings	106,984	71,596
Treasury stock (22,410 shares at September 30, 2007 and 25,452 at December 31, 2006)	(317)	(207)
Total Stockholders' Equity	298,212	223,920
Total Liabilities and Stockholders' Equity	$1,313,481	$954,082

Tower Group, Inc.
Consolidated Statements of Income and
Comprehensive Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	($ in thousands, except share and per share amounts)
Revenues
Net premiums earned	$73,124	$52,366	$207,542	$168,908
Ceding commission revenue	19,601	13,171	50,867	30,550
Insurance services revenue	9,137	1,243	12,236	5,274
Policy billing fees	599	286	1,444	830
Net investment income	9,615	5,923	27,016	15,875
Net realized (losses) gains on investments	(62)	32	10	(84)
Total revenues	112,014	73,021	299,115	221,353
Expenses
Loss and loss adjustment expenses	40,007	30,392	114,528	105,026
Direct commission expense	26,422	15,309	66,865	43,654
Other operating expenses	21,311	13,127	55,832	38,718
Interest expense	2,313	1,863	6,843	5,066
Total expenses	90,053	60,691	244,068	192,464

Other Income
Equity income in unconsolidated affiliate	746	418	2,169	364
Gain from issuance of common stock by unconsolidated affiliate	-	-	2,705	7,883
Warrant received from unconsolidated affiliate	-	-	-	4,605
Income before income taxes	22,707	12,748	59,921	41,741
Income tax expense	8,323	4,292	21,530	14,490
Net income	$14,384	$8,456	$38,391	$27,251

Comprehensive Income
Net income	$14,384	$8,456	$38,391	$27,251
Other comprehensive income:
Gross unrealized investment holding (losses) gains arising during period	(9,140)	9,150	(20,169)	3,273
Equity in net unrealized (losses) gains in investment in
unconsolidated affiliate’s investment portfolio	(236)	296	(658)	184
Less: reclassification adjustment for losses(gains)
included in net income	62	(32)	(10)	84
	(9,314)	9,414	(20,837)	3,541
Income tax benefit (expense) related to items of other comprehensive income	3,260	(3,295)	7,293	(1,297)
Total other comprehensive net (loss) income	(6,054)	6,119	(13,544)	2,244
Comprehensive Income	$8,330	$14,575	$24,847	$29,495

Earnings Per Share
Basic earnings per common share	$0.63	$0.43	$1.67	$1.38
Diluted earnings per common share	$0.62	$0.42	$1.65	$1.36

Weighted Average Common Shares Outstanding:
Basic	22,983,325	19,776,188	22,622,672	19,734,365
Diluted	23,189,031	20,074,058	22,885,001	20,032,256

Dividends declared and paid per common share:
Common stock	$0.05	$0.025	$0.10	$0.075